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                                   FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            CHARTER FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


          United States                            Application Pending
 (State of incorporation or                         (I.R.S. Employer
        organization)                              Identification No.)

                                600 Third Avenue
                             West Point, GA  31833
                    (Address of principal executive offices)

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
 If this form relates to the         If this form relates to the
 registration of a class of          registration of a class of
 securities pursuant to Section      securities pursuant to Section
 12(b) of the Exchange Act and       12(g) of the Exchange Act and
 is effective pursuant to General    is effective pursuant to General
 Instruction A.(c), check the        Instruction A.(d), check the
 following box [  ].                 following box [X].
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     Securities Act registration statement file number to which this form relates: 333-57684
         ---------


     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

     None.



     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          For a description of the shares of common stock, par value $0.01 per share, of Charter Financial Corp. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the following captions in the Prospectus of the Registrant filed with the Securities and Exchange Commission on March 27, 2001 as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-57684, and all amendments thereto, which captions are incorporated herein by reference: RESTRICTIONS ON ACQUISITION OF CHARTER FINANCIAL CORP. AND CHARTERBANK; DESCRIPTION OF CAPITAL STOCK OF CHARTER FINANCIAL CORP.

Item 2.  Exhibits.
         --------

          The following Exhibits are either filed as part of this Registration Statement or are incorporated herein by reference:


    2.1 CharterBank Amended Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance*

    4.1        Federal Stock Charter of Charter Financial Corp.*

    4.2        Bylaws of Charter Financial Corp.*

    4.3        Form of Stock Certificate of Charter Financial Corp.*




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     *    Exhibit is incorporated herein by reference to the Registration
          Statement on Form S-1 of the Registrant (Registration No. 333-57684), as filed with the Securities and Exchange Commission on March 27, 2001, and all amendments thereto.
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Conformed
                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        Charter Financial Corp.

                                   By:  /s/ Robert L. Johnson
                                        -------------------------------------
                                        Robert L. Johnson
                                        President and Chief Executive Officer


Dated: August 9, 2001